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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       OCTOBER 7, 2004 (OCTOBER 1, 2004)


                         BEHRINGER HARVARD REIT I, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             MARYLAND                    333-91532                68-0509956
 (State or other jurisdiction of        (Commission            (I.R.S. Employer
  incorporation or organization)        File Number)         Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                          (866) 655-1605 (Registrant's
                     telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On October 1, 2004, Behringer Harvard REIT I, Inc., (the "Registrant") acquired an undivided 60% tenant in common interest in Travis Tower, a 21-story office building containing approximately 507,470 rentable square feet and a 10-story parking garage located on approximately 1.1079 acres of land in Houston, Texas ("Travis Tower"). The contract purchase price of Travis Tower exclusive of closing costs and initial escrows was $52,000,000. The Registrant used borrowings of $22,650,000 under a loan agreement (the "Travis Tower Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. (the "Travis Tower Lender") to pay a portion of its share of such contract purchase price and paid the remaining amount from proceeds of the Registrant's offering of its common stock to the public. For a description of the Travis Tower Loan Agreement, see
Item 2.03 below. The Registrant's tenant in common interest is held by Behringer Harvard Travis Tower H LP, an entity that is wholly owned by the Registrant's operating partnership, Behringer Harvard Operating Partnership I LP. The purchase price for the transaction was determined through negotiations between the Travis Tower seller, AEW/McCord, L.P., an unrelated third party, and Behringer Advisors LP, the Registrant's advisor. In evaluating Travis Tower as a potential acquisition and determining the appropriate amount of consideration to be paid for the Registrant's interest in Travis Tower, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less Travis Tower's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, length of leases, price per square foot and occupancy. The Registrant's advisor believes that Travis Tower is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        Travis Tower, which was constructed in 1955, is approximately 84% leased and includes the following major tenants: CenterPoint Energy, Inc. ("CenterPoint"), Linebarger Goggan Blair Pena & Sampson LLP ("Linebarger"), Edge Petroleum Corporation ("Edge") and Samson Lone Star LP ("Samson").

        CenterPoint is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations and, according to its records, generates more than 14,000 megawatts of power in Texas. CenterPoint leases 280,168 square feet for an annual rent of $4,885,194, under a lease that expires in September 2008. Centerpoint has two five-year renewal options available.

        Linebarger is a law firm that focuses on helping governmental entities improve their collections. Linebarger leases 51,479 square feet for an annual rent of $875,143, under a lease that expires in January 2010. Linebarger has two five-year renewal options available.

        Edge is an oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. Edge leases 34,018 square feet for an annual rent of $598,700, under a lease that expires in July 2013. Edge has two five-year renewal options available.

        Samson is a privately held oil and gas exploration, acquisition and production company. Samson leases 21,571 square feet for an annual rent of $377,493, under a lease that expires in October 2007. Samson has two five-year renewal options available.

        The remaining 40% tenant in common interest in Travis Tower was acquired by Behringer Harvard Travis Tower S LP, an indirect wholly owned subsidiary of Behringer Harvard Holdings, LLC. Behringer Harvard Travis Tower S LP intends to sell all or a portion of


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its 40% tenant in common interest to various investors. Each tenant in common investor, including the Registrant, will be a borrower under the Travis Tower Loan Agreement.

        The tenants in common, including the Registrant, have also entered into both a Tenants in Common Agreement (the "Travis Tower Tenants in Common Agreement") and a Property and Asset Management Agreement (the "Travis Tower Property Management Agreement") with Behringer Harvard TIC Management Services LP (the "Travis Tower Property Manager"). The tenants in common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Travis Tower, as determined by the Travis Tower Property Manager. Under the Travis Tower Tenants in Common Agreement, if any tenant in common fails to pay any required cash contribution, any other tenant in common may pay such amount. The nonpaying tenant in common is required to reimburse the paying tenant(s) in common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the Travis Tower Property Management Agreement, the Travis Tower Property Manager may also withhold distributions to the nonpaying tenant in common and pay such distributions to the paying tenant(s) in common until such reimbursement is paid in full. In addition, the paying tenant(s) in common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant in common and exercise other legal remedies. The tenants in common also are required to indemnify the other tenants in common to the extent such other person pays for a liability of a tenant in common or in the event a tenant in common causes a liability as a result of such tenant in common's actions or inactions.

        All of the tenants in common must approve certain decisions relating to Travis Tower, including any future sale, exchange, lease or release of all or a portion of Travis Tower, any loans or modifications of any loans secured by Travis Tower, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to Travis Tower require the approval of a majority of the tenants in common. If a tenant in common votes against or fails to consent to any action that requires the unanimous approval of the tenants in common when at least 50% of the tenants in common have voted or provided consent for such action, Behringer Harvard Travis Tower H LP or its affiliates have the option, but not the obligation, to purchase such dissenting tenant in common's interest for fair market value.

        Each tenant in common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in Travis Tower or any part thereof, provided that any transferee shall take such interest subject to the Travis Tower Tenants in Common Agreement and the Travis Tower Property Management Agreement (to the extent that the Travis Tower Property Management Agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Travis Tower H LP and its affiliates and second to the other tenants in common, the right to make an offer to purchase such selling party's interest.

        Under the Travis Tower Tenants in Common Agreement, all income, expenses, loss, liabilities and cash flow from Travis Tower, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants in common in proportion to their undivided interests in the property.

        The tenants in common have no right to possession of Travis Tower. However, subject to the restrictions of the Travis Tower Loan Agreement, any tenant in common may partition Travis Tower subject to first offering to sell its undivided interest to Behringer Harvard Travis Tower H LP or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants in common at fair market value.

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        The Tenants in Common Agreement provides Behringer Harvard Travis Tower
H LP or its affiliates with an option, but not the obligation, to purchase any defaulting tenant in common's undivided interest in Travis Tower at fair market value. A defaulting tenant in common is any tenant in common who is in default under the Travis Tower Loan Agreement, the Travis Tower Property Management Agreement and/or the Travis Tower Tenants in Common Agreement.

        In addition, Behringer Harvard Travis Tower H LP has the option, but not the obligation, to purchase all of the tenants in common's undivided interests in Travis Tower by providing notice of its election to exercise this option to the tenants in common upon the earlier of (i) during the last year prior to the expiration of the Travis Tower Loan Agreement, (ii) the announcement by the Registrant of its intention to liquidate its assets or (iii) the announcement by the Registrant of its intention to liquidate its investment portfolio or to list its equity securities on any national securities exchange or the Nasdaq Stock Market. In the Registrant's discretion, it may offer the tenants in common the option to exchange their interests for equity securities ("Exchange Securities") in the Registrant or its operating partnership, Behringer Harvard Operating Partnership I LP, at their fair market value. In the event that the Registrant exercises the option and does not offer the tenants in common the option to exchange their interests for the Exchange Securities or a tenant in common elects not to exchange its interest for the Exchange Securities, the purchase price is paid in cash.

        The Travis Tower Property Management Agreement remains in effect until the earlier to occur of (i) the sale of Travis Tower or any portion thereof, as to only such portion of Travis Tower sold (other than any sale of an undivided interest held by a tenant in common to a party that will acquire such interest subject to the Travis Tower Tenants in Common Agreement and the Travis Tower Property Management Agreement), or (ii) December 31, 2030; provided, however, the Travis Tower Property Management Agreement terminates on December 31, 2004 and each anniversary of such date unless all of the tenants in common consent to the continuation of the Property Management Agreement. In addition, the Travis Tower Property Management Agreement may be terminated by the Travis Tower Property Manager for any reason upon 60-days written notice or in the event the tenants in common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

        The Travis Tower Property Manager has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Travis Tower. Among other things, the Travis Tower Property Manager has the authority to negotiate and enter into leases of Travis Tower on behalf of the tenants in common (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require additional cash contributions from the tenants in common.

        As compensation for its services, the Travis Tower Property Manager or its affiliates is entitled to the following reimbursements for its out-of-pocket costs and on-site personnel costs and the following compensation:

     1. A property management fee equal to 4.0% of the monthly gross revenues from Travis Tower. Upon a sale of Travis Tower, the Travis Tower Property Manager shall receive additional compensation equal to the previous month's property management fee as compensation for work to be performed in connection with the sale or completion of managing matters relating to each tenant.

     2. An annual asset management fee of $260,000 for supervising the overall management and operation of Travis Tower. The asset management fee is pro rated for any partial year and shall be payable pro rata on a monthly basis on the first day of each month. The Travis Tower

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Property Manager may defer, in its sole discretion, all or any portion of such asset management fee. Any such unpaid asset management fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Travis Tower Property Management Agreement, (ii) the sale of Travis Tower, or (iii) ten years from the accrual of any such unpaid asset management fee. Upon termination of the Travis Tower Property Management Agreement or upon a sale of Travis Tower, the parties will prorate the asset management fee on a daily basis to the effective date of such cancellation or termination.

     3. A leasing commission equal to (i) 4.0% of base rent of new leases that are not co-brokered; (ii) 2.0% of base rent of lease expansions, extensions and renewals that are not co-brokered for lease renewals; or (iii) 6.0% of base rent of leases that are co-brokered.

     4. A construction management fee equal to 5.0% of any amount (including related professional services) expended for construction, tenant improvement or repair projects with respect to Travis Tower.

     5. A financing fee equal to 1.0% of the principal amount of any loan obtained by or for the tenants in common; provided, however, no separate financing fee will be paid with respect to the Travis Tower Loan Agreement. Any financing fee will be payable to the Travis Tower Property Manager or its affiliate whether or not an outside loan broker is used.

     6. In connection with any sale, exchange or other disposition of Travis Tower, or any portion thereof (including an undivided interest of a single tenant in common), an amount equal to 2.5% of the sales price if the Travis Tower Property Manager or its affiliates participates in the sale, exchange or other disposition. If there is a broker fee paid to a third party broker in connection with a sale, exchange or other disposition of the property, the payment to the third party broker shall be paid out of the fee paid to the Travis Tower Property Manager.

        Notwithstanding the foregoing, no fees charged to the Registrant that would be charged to the Registrant by its advisor or by its general property manager, HPT Management Services LP, will exceed those that may be charged to the Registrant by the Travis Tower Property Manager.

        Behringer Harvard Holdings, LLC is the parent company of the Registrant's advisor, Behringer Advisors LP. As of September 30, 2004, Robert Behringer, the Registrant's President, Chief Executive Officer and Chairman of the Board, owned approximately 56% of the limited liability company interests of Behringer Harvard Holdings, LLC and all of its voting interests. In addition, Mr. Behringer is the sole manager of Behringer Harvard Holdings, LLC.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The Registrant entered into the Travis Tower Loan Agreement on October 1, 2004. The total borrowings of all tenant in common interest holders under the Travis Tower Loan Agreement was $37,750,000, including the $22,650,000 borrowed by the Registrant. The interest rate under the loan is fixed at 5.434% per annum, and repayment is not permitted until the earlier of (i) two years after securitization or (ii) the third anniversary of the first monthly payment date made under the Travis Tower Loan Agreement. Prepayment during the last three months of the loan may be made without any substitution of collateral or compensation. The Travis Tower Loan Agreement has a ten-year term.

        Under the Travis Tower Loan Agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of Travis Tower, though non-recourse provisions provide that the Travis Tower Lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than Travis Tower, except that each

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borrower and its guarantors, are liable for losses incurred by the Travis Tower
Lender attributable to (i) such parties' fraud or intentional misrepresentation;
(ii) such borrower's removal or disposal of any portion of the Property after an Event of Default; (iii) such borrower's failure to obtain the Travis Tower Lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in Travis Tower; (iv) such borrower's failure to obtain the Travis Tower Lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in Travis Tower or any portion thereof as required by the Travis Tower Loan Agreement; (v) such borrower's violation of any of the special purpose entity covenants and requirements contained in the Travis Tower Loan Agreement or the related loan documents;: (vi) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the Travis Tower Loan Agreement or the related Deed of Trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the Travis Tower Lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (A) in the event of a breach of any environmental representation, the breach involved such borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (B) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (viii) the gross negligence or willful misconduct of such borrower; and (ix) any election by such borrower to terminate or not to renew the Property Management Agreement.

        In addition, each borrower under the Travis Tower Loan Agreement must protect, defend, indemnify, release and hold the Travis Tower Lender harmless from and against any and all losses imposed upon or incurred by or asserted against the Travis Tower Lender up to an amount equal to such borrower's undivided interest in Travis Tower multiplied by the amount of the outstanding debt under the Travis Tower Loan Agreement and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) such borrower's failure to obtain the Travis Tower Lender's prior written consent to any subordinate financing or other voluntary lien encumbering Travis Tower; (ii) such borrower's failure to obtain the Travis Tower Lender's prior written consent to any assignment, transfer, or conveyance of Travis Tower as required by the Travis Tower Loan Agreement; and (iii) such borrower's agreement to terminate the Tenants-In-Common Agreement among the tenant in common owners of Travis Tower without the Travis Tower Lender's consent.

        In addition, each borrower's guarantor under the Travis Tower Loan is liable for full payment of the outstanding debt thereunder up to an amount equal to such borrower's undivided interest in Travis Tower multiplied by the amount of the such outstanding debt in the event (i) that such borrower files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against such borrower under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of such borrower or any of its affiliates.

        In addition, Behringer Harvard Holdings, LLC and Robert M. Behringer are responsible for losses of the Travis Tower Lender relating to: (i) fraud or intentional misrepresentation by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP or any of their affiliates in connection with the Travis Tower Loan Agreement; (ii) the removal or disposal of any portion of Travis Tower after an event of default by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP or any of their affiliates;
(iii) the failure of Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP to obtain the Travis Tower Lender's prior written consent to any subordinate financing or other voluntary lien encumbering Travis Tower that is placed thereon by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP; (iv) the failure of Behringer Harvard Travis Tower H LP

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or Behringer Harvard Travis Tower S LP to obtain the Travis Tower Lender's prior written consent to any assignment, transfer or conveyance of Travis Tower or any portion thereof by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP as required by the Travis Tower Loan Agreement; (v) the breach by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP of any representation, warranty, covenant or indemnification provision in the Travis Tower Loan Agreement or the related Deed of Trust concerning environmental laws, hazardous substances and asbestos and any indemnification of Travis Tower Lender with respect thereto in either document; (vi) the filing by Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP of any action for partition of Travis Tower; (vii) any election by Behringer
Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP to terminate or not to renew the Travis Tower Property Management Agreement in a manner not permitted under the Travis Tower Loan Agreement; (viii) the gross negligence or willful misconduct of Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP; and (ix) the misapplication or conversion by Behringer
Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP of (A) any insurance proceeds paid by reason of any loss, damage or destruction to Travis Tower, (B) any awards or other amounts received in connection with the condemnation of all or a portion of Travis Tower, or (C) any rents following an event of default.

        In addition, Behringer Harvard Holdings, LLC and Robert M. Behringer have guaranteed payment of the debt under the Travis Tower Loan Agreement in the event that (i) Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrowers under the Travis Tower Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Travis Tower H LP or Behringer Harvard Travis Tower S LP or any of their affiliates.

        In general, no sale, encumbrance or other transfer of interest in Travis Tower, including the Registrant's tenant in common interest, is permitted without the Travis Tower Lender's prior written consent.

        In addition, in connection with the purchase by Behringer Harvard Travis Tower S LP of its tenant in common interest in Travis Tower, its indirect parent company, Behringer Harvard Holdings, LLC borrowed $12,600,000 (the "Bridge Loan") from First American Bank, SSB ("FAB"). The Bridge Loan bears interest at the greater of (i) 6% per annum, or (ii) 1% in excess of the variable rate of interest per annum established from time to time in the Money Rates column of THE WALL STREET JOURNAL (Central Edition) or, if such publication designates two or more published rates as the "prime rate", the rate of interest per annum publicly announced by FAB as its prime rate in effect at its principal office in Dallas, Texas. Commencing on January 1, 2005, and continuing thereafter through final maturity, the Bridge Loan is to be paid in quarterly installments of all accrued and unpaid interest with the entire amount of unpaid principal and interest due on October 1, 2005. It is anticipated that the Bridge Loan will be paid with the proceeds of the sale by Behringer Harvard Travis Tower S LP of its tenant in common interest in Travis Tower to third-party purchasers.

        Pursuant to the Amended and Restated Accommodation Agreement between the Registrant and Behringer Harvard Holdings, LLC, the Registrant guaranteed the Bridge Loan and pledged an amount of cash held in an account with FAB equal to the principal amount of the Bridge Loan to support such guarantee. The Registrant received a fee of 1% of the Bridge Loan ($126,000) in consideration for such guarantee for an initial six-month period and will receive an additional 1% for any additional six-month period thereafter.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

    (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before December 15, 2004, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

    (B) PRO FORMA FINANCIAL INFORMATION.

        See Paragraph (a) above.

    (C) EXHIBITS.

        The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

                10.1 Real Estate Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust, LLC

                10.2 First Amendment to Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust, LLC

                10.3 Loan Agreement between Bear Stearns Commercial Mortgage, Inc., Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP

                10.4 Promissory Note made by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP to Bear Stearns Commercial Mortgage, Inc.

                10.5 Deed of Trust and Security Agreement by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP, as grantor, to Reno Hartfiel, as trustee for the benefit of Bear Stearns Commercial Mortgage, Inc.

                10.6 Assignment of Leases and Rents by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP to Bear Stearns Commercial Mortgage, Inc.

                10.7 Loan Agreement between First American Bank, SSB and Behringer Harvard Holdings, LLC

                10.8 Promissory Note made by Behringer Harvard Holdings, LLC to First American Bank, SSB

                10.9 Guaranty Agreement made by Behringer Harvard REIT I, Inc. for the benefit of First American Bank, SSB

                10.10 Security Agreement granted by Behringer Harvard REIT I, Inc. for the benefit of First American Bank, SSB


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BEHRINGER HARVARD REIT I, INC.



Dated:  October 7, 2004                  By: /s/ Gary S. Bresky
                                            ------------------------------------
                                         Gary S. Bresky
                                         Chief Financial Officer and Treasurer












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